Exhibit 10.5

TERMINAL 2 SUBLEASE RIGHTS AGREEMENT

This Terminal 2 Sublease Rights Agreement (this “Agreement”), dated as of December 6, 2013 (the “Effective Date”), is by and between Tesoro Logistics Operations LLC, a Delaware limited liability company (the “Operating Company”), and for purposes of Section 3.1 only, Tesoro Logistics GP, LLC, a Delaware limited liability company (the “General Partner”), and Tesoro Logistics LP, a Delaware limited partnership (the “Partnership”), on the one hand and Tesoro Refining & Marketing Company LLC, a Delaware limited liability company (“TRMC”), on the other hand. The above-named entities are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, TRMC is a party to that certain Lease dated February 17, 1995, with the City of Long Beach, a municipal corporation, acting by and through its Board of Harbor Commissioners (as such agreement may be amended, supplemented, restated or renewed from time to time, the “Terminal 2 Port Lease”);

WHEREAS, the Parties, Tesoro Corporation, a Delaware corporation and Carson Cogeneration Company, a Delaware corporation (“Carson Cogen”), entered into the certain Contribution, Conveyance and Assumption Agreement dated November 18, 2013, pursuant to which Carson Cogen and TRMC agreed to contribute certain assets to the Operating Company (the “Contribution Agreement”);

WHEREAS, in connection with the transactions contemplated by the Contribution Agreement, TRMC desires to sublease its interest in the Terminal 2 Port Lease to the Operating Company upon the receipt of certain required consents and approvals; and

WHEREAS, the execution of this Agreement is a condition precedent to the Parties’ obligations to consummate the transactions contemplated by the Contribution Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein and in the Contribution Agreement, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Capitalized terms used herein have the respective meanings ascribed to such terms below:

“Agreement” has the meaning set forth in the introduction to this Agreement.

“BP Closing Date” means June 1, 2013.

“Carson Cogen” has the meaning set forth in the Recitals.

“CDFG” means the California Department of Fish and Game.

“CDFG Approval” means the approval of the CDFG to the issuance of a COFR to the Operating Company.

“COFR” means the Certificate of Financial Responsibility filed with the CDFG with respect to oil spill contingency planning and financial responsibility for Terminal 2.

“Contribution Agreement” has the meaning set forth in the Recitals.

“Effective Date” has the meaning set forth in the introduction to this Agreement.

“General Partner” has the meaning set forth in the introduction to this Agreement.

“Long Beach Approval” means the approval of the City of Long Beach of the ability of TRMC to sublease the Terminal 2 Port Lease to the Operating Company.

“Operating Company” has the meaning set forth in the introduction to this Agreement.

“Other Approvals” means any other consents or approvals required to sublease the Terminal 2 Port Lease to the Operating Company.

“Partnership” has the meaning set forth in the introduction to this Agreement.

“Party” or “Parties” have the meanings given to those terms in the introduction to this Agreement.

“Terminal 2” has the meaning given to such term in the Contribution Agreement.

“Terminal 2 Port Lease” has the meaning set forth in the Recitals.

“Tesoro” has the meaning set forth in the introduction to this Agreement.

“TRMC” has the meaning set forth in the introduction to this Agreement.

ARTICLE II

SUBLEASE

Upon receiving the Long Beach Approval, the CDFG Approval and the Other Approvals, TRMC and the Operating Company shall enter into a sublease with respect to the Terminal 2 Port Lease, substantially in the form attached hereto as Exhibit A.

ARTICLE III

MISCELLANEOUS

Section 3.1 Assignment. As of the Effective Date, the General Partner shall immediately assign all of its rights and obligations hereunder to the Partnership. The Partnership shall immediately assign all of its rights and obligations hereunder to Operating Company. Upon such assignment to the Operating Company, the Operating Company shall have all of the respective rights and obligations set forth herein.

Section 3.2 Costs. Each Party shall pay its own costs and expenses with respect to the transactions contemplated by this Agreement.

Section 3.3 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 3.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 3.5 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 3.6 Counterparts. This Agreement may be executed in any number of counterparts (including facsimile or .pdf copies) with the same effect as if all Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 3.7 Applicable Law; Forum, Venue and Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the principles of conflicts of law. Each of the Parties (a) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to this Agreement shall be exclusively brought in any federal court of competent jurisdiction situated in the United States District Court for the Western District of Texas, San Antonio Division, or if such federal court declines to exercise or does not have jurisdiction, in the district court of Bexar County, Texas, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims, (b) irrevocably submits to the exclusive jurisdiction of the United States District Court for the Western District of Texas, San Antonio Division, or if such federal court declines to exercise or does not have jurisdiction, of the district court of Bexar County, Texas in connection with any such claim, suit, action or proceeding, (c) agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (i) it is not personally subject to the jurisdiction of the United States District Court for the Western District of Texas, San Antonio Division, or the district court of Bexar County, Texas, or of any other court to which proceedings in such courts may be appealed, (ii) such claim, suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of such claim, suit, action or proceeding is improper, (d) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding and (e) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder or by personal service within or without the State of Texas, and agrees that service in such forms shall constitute good and sufficient service of process and notice thereof; provided, however, that nothing in clause (e) hereof shall affect or limit any right to serve process in any other manner permitted by law.

Section 3.8 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 3.9 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement. Notwithstanding anything in the foregoing to the contrary, any amendment executed by the Partnership or any of its subsidiaries shall not be effective unless and until the execution of such amendment has been approved by the conflicts committee of the General Partner’s board of directors.

Section 3.10 Integration. This Agreement, together with the Schedules and Exhibits referenced herein, constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the Parties in connection therewith. The Parties acknowledge that they have executed other agreements as of the BP Closing Date and the date hereof. In the event of conflict with regard to the subject matter hereof between such agreements and this Agreement (together with the Schedules and Exhibits hereto), this Agreement (together with the Schedules and Exhibits hereto) shall control.

Section 3.11 Specific Performance. The Parties agree that money damages may not be a sufficient remedy for any breach of this Agreement and that in addition to any other remedy available at law or equity, the Parties shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any Party’s breach of this Agreement. The Parties agree that no bond shall be required for any injunctive relief in connection with a breach of this Agreement.

Section 3.12 Notice. All notices or requests or consents provided for by, or permitted to be given pursuant to, this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by facsimile to such Party. Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by facsimile shall be effective upon actual receipt if received during the recipient’s normal business hours or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 3.12.

If to Tesoro or TRMC:

Tesoro Corporation

19100 Ridgewood Parkway

San Antonio, Texas 78259-1828

Attn: Charles A. Cavallo III

Facsimile: (210) 745-4494

If to the General Partner, the Partnership or the Operating Company:

Tesoro Logistics LP

c/o Tesoro Logistics GP, LLC, its General Partner

19100 Ridgewood Parkway

San Antonio, Texas 78259-1828

Attn: Barron W. Dowling

Facsimile: (210) 745-4494

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties to this Agreement have caused it to be duly executed as of the Effective Date.

With respect to Section 3.1 only:		With respect to Section 3.1 only:
TESORO LOGISTICS GP, LLC		TESORO LOGISTICS LP

By:	/s/ Phillip M. Anderson	By:	Tesoro Logistics GP, LLC,
	Phillip M. Anderson		its general partner
President
		By:	/s/ Phillip M. Anderson
Phillip M. Anderson
President

TESORO REFINING & MARKETING COMPANY LLC		TESORO LOGISTICS OPERATIONS LLC

By:	/s/ Gregory J. Goff	By:	/s/ Phillip M. Anderson
	Gregory J. Goff		Phillip M. Anderson
	Chairman of the Board of Managers and President		President

Signature Page to

Terminal 2 Sublease Rights Agreement

EXHIBIT A

Terminal 2 Sublease

[See Attached]

Exhibit A –

Terminal 2 Sublease Rights Agreement

SUBLEASE AGREEMENT

BETWEEN

TESORO REFINING & MARKETING COMPANY LLC

AS SUBLESSOR

AND

TESORO LOGISTICS OPERATIONS LLC

AS SUBLESSEE

Exhibit A –

Terminal 2 Sublease Rights Agreement

SUBLEASE

This Sublease (“Sublease”), dated as of the     day of         , 201    , is made by and between Tesoro Refining & Marketing Company LLC, a Delaware limited liability company (“Sublessor”), and Tesoro Logistics Operations LLC, a Delaware limited liability company (“Sublessee”) with reference to the following:

A. Sublessor is the current tenant under that certain Lease dated February 17, 1995 (the “Master Lease”), between Sublessor, as successor-in-interest to ARCO Terminal Services Corporation, and the City of Long Beach, a municipal corporation, acting by and through its Board of Harbor Commissioners (“Master Landlord”). The Master Lease governs Sublessor’s non-owned portions of the marine terminal and related berths (“Terminal 2”) consisting of portions of Terminal 2, Berth 78, Tank Farms 2 and 3 and that portion of Berth 77 that is fifty percent (50%) owned by Master Landlord on Parcel IV of Assessor’s Parcel Numbers 7436-008-001 and 7436-009-900 in Los Angeles, County, California, as shown on the drawing attached as Exhibit A to the Master Lease (collectively, the “Premises”).

B. Sublessor is a party to certain contracts related to the operation of the Premises identified on Exhibit A attached hereto (the “Contracts”).

C. Sublessor is the owner of certain leasehold improvements located on the Premises and used in connection with the operation of the Premises, including, without limitation, the items identified on Exhibit B attached hereto (the “Leasehold Improvements”).

D. Sublessee desires to sublease the Premises from Sublessor, and Sublessor desires to sublease the Premises to Sublessee on the terms set forth in this Sublease.

E. Concurrently herewith, Sublessor and Sublessee have entered into a Lease Agreement for the fee owned portion of Terminal 2 and Terminal 3 (the “Terminal 2 & 3 Lease).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, Sublessor and Sublessee agree as follows:

1. Sublease of Premises. Sublessor hereby subleases the Premises to Sublessee, and Sublessee hereby subleases the Premises from Sublessor.

2. Term. The term of this Sublease (the “Term”) shall commence on the date Master Landlord grants consent to this Sublease (“Commencement Date”) and shall expire concurrently with the expiration of the Master Lease. As of the date of this Sublease and until the Commencement Date, Sublessee will operate the Premises pursuant to an operating agreement entered into by and between Sublessor and Sublessee. If Master Landlord requires material modifications to the terms of this Sublease as a condition of granting consent to the Sublease, either Sublessor or Sublessee shall have the right to refuse such modifications prior to Master Landlord granting such consent and the Sublease will not commence.

Exhibit A –

Terminal 2 Sublease Rights Agreement

3. Incorporation of Terms of Master Lease. Sublessee hereby acknowledges that it has read and is familiar with the provisions of the Master Lease and agrees that this Sublease is and shall remain in all respects subordinate to and subject to the Master Lease and any amendments, modifications or supplements to the Master Lease hereafter made. The terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements contained in the Master Lease are incorporated herein by reference and are made a part hereof, and shall, as between Sublessor and Sublessee (as if Sublessor were the lessor under the Master Lease and Sublessee were the lessee under the Master Lease) constitute the terms of this Sublease. Sublessee hereby agrees to perform and comply with, for the benefit of Sublessor and Master Landlord, the obligations of the lessee under the Master Lease with respect to the Premises during the Term of this Sublease. Without limiting the foregoing:

(a) Sublessee shall make payment of all rent due under the Master Lease as and when required to be paid pursuant to the Master Lease. Such payment shall be made by Sublessee directly to Master Landlord, with concurrent notice thereof to Sublessor.

(b) Sublessee shall be responsible for paying required costs of maintenance and improvements as required under the Master Lease.

(c) Sublessee shall be responsible for maintaining all of the insurance required of the tenant under the Master Lease, endorsed to name Master Landlord and Sublessor as additional insureds, and all insurance required by the Contracts, endorsed to name Sublessor as an additional insured. In addition, Sublessee shall obtain and keep in force a policy of excess liability coverage with a liability limit of $500,000,000, including coverage for pollution events, and all such insurance shall be endorsed to name Sublessor as an additional insured. Up to $100,000,000 of such insurance shall also be endorsed to name Master Landlord as an additional insured.

(d) Sublessee will operate the Premises in accordance with all legal and regulatory requirements.

(e) Sublessee shall be responsible for preparing and delivering to Master Landlord the financial statements required pursuant to Section 21 of the Master Lease.

(f) Sublessee shall be responsible for complying with the obligations of the tenant under the Master Lease with respect to hazardous materials.

Exhibit A –

Terminal 2 Sublease Rights Agreement

4. Contracts.

(a) Concurrently with the execution of this Sublease, Sublessor and Sublessee shall execute an Assignment and Assumption of Contracts in the form attached hereto as Exhibit C (the “Assignment of Contracts”). Such Assignment of Contracts shall be effective only upon the Commencement Date of this Sublease, and, if this Sublease does not commence, shall be void ab initio and of no effect. During the term of the Sublease, so long as Sublessee is not in default hereunder, Sublessee shall have the right to enter into additional contracts relating to the Premises, provided that the same shall not obligate Sublessor and shall not bind Sublessor following termination of the Sublease unless Sublessor elects in its sole and absolute discretion to take an assignment of the same. In the latter event, Sublessee shall, upon termination of the Sublease, assign such contracts to Sublessor pursuant to an assignment in form and substance consistent with the Assignment of Contracts. In addition, the Contracts assigned to Sublessee by Sublessor pursuant to the Assignment of Contracts shall revert back to Sublessor or its successor upon termination of this Sublease or any succeeding or replacement sublease.

(b) Any capital expenditure required by the Master Lease of the Contracts shall be made by Sublessee.

(c) In the event of any default by Sublessee under the Contracts, Sublessor (in addition to any other remedies it may have) may cure such default and Sublessee shall promptly reimburse Sublessor for all of Sublessor’s costs in effecting such cure.

5. Leasehold Improvements. Subject to the terms of Section 8 below, effective upon the Commencement Date, Sublessor shall convey to Sublessee ownership of all Leasehold Improvements located on the Premises and owned by Sublessor. Such conveyance shall be “as is” without representations or warranties of any kind whatsoever, express, implied or statutory. Concurrently with the execution of this Sublease, Sublessor shall execute a bill of sale in the form attached hereto as Exhibit D (the “Bill of Sale”). Such Bill of Sale shall be deemed delivered by Sublessor to Sublessee only upon the commencement of this Sublease, and, if this Sublease does not commence, shall be void ab initio and of no effect. In the event of a termination of this Sublease (a) by reason of a default on the part of Sublessee; or (b) due to the expiration of the Master Lease, the foregoing Leasehold Improvements, together with any other improvements made subsequently, shall automatically become the property of Sublessor. In the event of an early termination of this Sublease not due to the expiration of the Master Lease and not due to the fault of Sublessor or Sublessee, all such Leasehold Improvements shall be conveyed by Sublessee to Sublessor and Sublessor shall pay to Sublessee the fair market value of the Leasehold Improvements valued as of the date of termination and with fair market value calculated as provided below. If the termination of the Sublease is by reason of Sublessor’s default or as a result of Sublessor’s election to terminate in accordance with the provisions of Section 10, below, in which case, in addition to any other obligations of Sublessor to Sublessee, all such Leasehold Improvements shall be conveyed by Sublessee to Sublessor and Sublessor shall pay to Sublessee the fair market value of the Leasehold Improvements valued as of the date of termination and with fair market value calculated as provided below. In order to effect such conveyance (or, at Sublessor’s option in the event of a termination for Sublessee’s default, to confirm the ownership of such improvements), Sublessee shall take such actions and execute such documents as Sublessor may reasonably require, including, without limitation, execution of a bill of sale for such improvements. If Sublessee fails or refuses to execute such documents or take such actions, Sublessee hereby appoints Sublessor as its attorney-in-fact with authority to execute such documents and take such actions, which appointment is coupled with an interest and is irrevocable.

Exhibit A –

Terminal 2 Sublease Rights Agreement

(a) Default: “Default” under this Sublease shall occur if either party shall fail to perform any of its material obligations hereunder (except when such failure shall be excused under other provisions hereof). Upon such default, the non-defaulting party shall have the option to terminate this Sublease as follows: (i) the non-defaulting party shall give written notice to the defaulting party stating specifically the default or breach relied upon by the non-defaulting party as justifying termination hereof. If said default or breach is not remedied within thirty (30) days after receipt of notice, if therein remediable, or if the defaulting party fails to commence promptly and attempt diligently to remedy the same where said default or breach is not remediable within thirty (30) days after receipt of said written notice, the non-defaulting party shall have the right to terminate this Sublease. If within such thirty (30) day period the defaulting party does remedy the default or breach, or commences promptly and attempts diligently to remedy or remove the same where not remediable within such thirty (30) day period, and fully indemnifies the non-defaulting party from any and all loss and liability resulting directly from such default or breach, the notice shall be withdrawn and this Sublease shall continue in full force and effect.

(b) Fair Market Value: The fair market value of the Leasehold Improvements shall be reasonably determined by Sublessor with such determination based on information regarding, without limitation, the nature of the particular Leasehold Improvement, its age and functionality, and the current sale price of similar improvements in the same industry, all as valued for their highest and best use at the time of termination of the Sublease. Sublessor shall provide Sublessee with written notice of the determination of the fair market value of the Leasehold Improvements within thirty (30) days after the termination of this Sublease. If Sublessee disagrees with Sublessor’s determination of the fair market value, and the parties cannot mutually agree upon the fair market value within twenty (20) days after the expiration of the thirty (30) day notice period, then the fair market value shall be determined by appraisal in the manner set forth below:

(i) The fair market value of the Leasehold Improvements shall be appraised by an appraiser with at least ten (10) years’ experience in the oil and gas appraisal sector chosen by Sublessor (“First Appraisal”) and the appraisal report forwarded to Sublessee. If the First Appraisal is deemed unacceptable by Sublessee, then Sublessee shall so advise Sublessor in writing within ten (10) working days after receipt of the First Appraisal and Sublessee shall have the right to engage an appraiser with at least ten (10) years’ experience in the oil and gas appraisal sector to appraise the Leasehold Improvements (“Second Appraisal”) and the appraisal report forwarded to Sublessor. In the event Sublessor shall deem the Second Appraisal to be unacceptable, then Sublessor shall advise Sublessee within ten (10) working days after receipt of the Second Appraisal, and the first appraiser and second appraiser shall together choose a third appraiser with at least ten (10) years’ experience in the oil and gas appraisal sector who shall appraise the Leasehold Improvements (“Third Appraisal”) and forward the appraisal report to Sublessor and Sublessee. The cost of the First Appraisal shall be borne by Sublessor, and the cost of the Second Appraisal shall be borne by Sublessee. The cost of the Third Appraisal shall be shared equally between Sublessor and Sublessee. The fair market value for the Leasehold Improvements shall be the average of the two (2) closest appraisals. Each of the appraisers shall appraise the Leasehold Improvements for their highest and best use.

Exhibit A –

Terminal 2 Sublease Rights Agreement

6. Rent Negotiations. Sublessee shall conduct the compensation negotiations required by Section 5 of the Master Lease. Sublessor shall have the right to approve the negotiated compensation, which approval shall not be unreasonably withheld. When the compensation has been adjusted, Sublessee shall pay the same.

7. Removal and Restoration Obligations. To the extent the Master Lease requires removal of leasehold improvements and restoration of the Premises at the end of the Master Lease term, Sublessee shall be responsible for such removal and restoration. Further, in the event this Sublease is terminated by reason of Sublessee’s default hereunder within the thirty-six month (36) period prior to expiration of the Master Lease term, Sublessee shall be responsible, in addition to all other damages arising from such default, for the cost incurred by Sublessor in effecting the removal and restoration required under the Master Lease.

8. Cross-Defaults. Certain other contracts, licenses or agreements related to the Premises shall be cross defaulted with this Sublease (each, individually, a “Cross-Defaulted Agreement” and collectively the “Cross-Defaulted Agreements”), which Cross Defaulted Agreements are listed on Exhibit E attached hereto. If Sublessee defaults under this Sublease, such default shall be a default under each of the Cross-Defaulted Agreements. Any default by Sublessee under any of the Cross-Defaulted Agreements shall be a default under this Sublease. Without limitation on the above provisions or Sublessor’s other remedies as a result of any such default, any termination of this Sublease for any reason shall automatically terminate the Terminal 2 & 3 Lease, and any termination of the Terminal 2 & 3 Lease shall automatically terminate this Sublease.

9. Consent of Master Landlord. The commencement of this Sublease is conditioned upon the execution by Master Landlord of a consent in the form attached hereto as Exhibit F, or such other form as Master Landlord may reasonably require. If, in connection with granting consent to the Sublease, Master Landlord requires material modifications to the terms hereof, either party shall have the right to refuse such modifications, in which case this Sublease shall be deemed rescinded and of no further force or effect.

Exhibit A –

Terminal 2 Sublease Rights Agreement

10. Early Right of Termination. If Sublessee desires to cease the conduct of operations from the Premises, Sublessee shall have the right to deliver to Sublessor a notice of such intent at least ninety (90) days prior to the intended date on which operations will cease, and Sublessor shall have the right, but not the obligation, to terminate this Sublease by delivering written notice to Sublessee. If Sublessor has not made such election prior to the date of such termination, Sublessor shall continue to have the right to terminate this Sublease at any time after Sublessee ceases operations and before Sublessee recommences operations from the Premises, to terminate this Sublease by delivering written notice to Sublessee. Unless and until Sublessee has given the foregoing notice to Sublessor of its intent to cease operations from the Premises, Sublessee shall continuously operate from the Premises to an extent reasonably consistent with prior operations from the Premises by Sublessor, and a failure of Sublessee to so operate, unless such failure is a result of casualty or other force majeure event, shall constitute a default on the part of Sublessee.

11. Amendments to Master Lease. Sublessee shall have the right to seek amendments to the terms of the Master Lease, which amendments shall be subject to Sublessor’s consent, which consent shall not be unreasonably withheld, conditioned or delayed. In the event of any such amendment, Sublessee shall be responsible for complying with the amended terms of the Master Lease, and Sublessee shall indemnify, defend and hold Sublessor harmless from and against any loss, cost or liability arising as a result of such amendment. Notwithstanding the foregoing, Sublessor shall have no obligation to consent to an amendment of the Master Lease (i) that extends the term of the Master Lease unless Sublessor is released from all further liability under the Master Lease as of the date on which the Master Lease would otherwise have expired, or (ii) that increases the rent or other obligations of the tenant under the Master Lease unless Sublessor is relieved of liability for the increased rent or other obligations.

12. Master Lease Renewal. In the event Sublessor consummates a new master lease of the Premises following the expiration of the Master Lease, Sublessor shall negotiate in good faith with Sublessee for a new sublease based on the terms of the new master lease.

13. Counterparts. This Sublease may be signed by the parties in different counterparts and the signature pages combined to create one document binding on all parties.

[Signature Page Follows]

Exhibit A –

Terminal 2 Sublease Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first above written.

Sublessor:	Sublessee:

Tesoro Refining & Marketing Company LLC, a Delaware limited liability company	Tesoro Logistics Operations LLC, a Delaware limited liability company

By:	By:
Name:	Name:
Title:	Title:

Exhibit A –

Terminal 2 Sublease Rights Agreement

Exhibit A

Contracts

None

Exhibit A –

Terminal 2 Sublease Rights Agreement

Exhibit B

Leasehold Improvements

All machinery and equipment, mobile or otherwise, systems and other tangible personal property owned and used by Sublessor primarily in connection with leasing or operation of the Premises, including (a) all production units, processing units and distillation systems, (b) all heating, lighting, and power systems, fire prevention and fire extinguishing systems, control systems, emergency warning and emergency preparedness systems and related assets, (c) all storage and other tanks, meters, pumps, engines, compressors, pipes, fittings, valves, connections, regulators, loading and unloading lines and racks, (d) all computers, servers, printers, computer hardware, wired or mobile telephones, on-site process control and automation systems, telecommunications assets, and other information-technology-related equipment that is used exclusively in connection with the Premises and that is owned by Sublessor or leased by Sublessor, (e) all tools, (f) all furniture and furnishings, (g) all vehicles and (h) all other tangible personal property, in each case presently owned by Sublessor, located in or on the Premises.

Exhibit A –

Terminal 2 Sublease Rights Agreement

Exhibit C

Assignment and Assumption of Contracts

This Assignment and Assumption of Contracts (“Assignment”) is dated             , 201     and is entered into concurrently with that certain Sublease of even date herewith (the “Sublease”) by and between Tesoro Refining & Marketing Company LLC, a Delaware limited liability company (“Assignor”) and Tesoro Logistics Operations LLC, a Delaware limited liability company (“Assignee”). This Assignment shall be effective upon the commencement of the term of the Sublease.

Assignor and Assignee agree as follows:

1. Assignor hereby assigns all of Assignor’s right, title and interest under each of the contracts listed on Schedule 1 attached hereto (the “Contracts”) to Assignee, and Assignee hereby accepts such assignment and agrees to assume each and every obligation of Assignor under each of the Contracts arising or to be performed after the date of this Assignment.

2. Assignor shall indemnify and hold Assignee harmless from and against any and all loss, cost or liability for obligations to be performed by Assignor under the Contracts before the date of this Assignment.

3. Assignee shall indemnify and hold Assignor harmless from and against any and all loss, cost or liability for obligations to be performed by Assignor under the Contracts on and after the date of this Assignment.

4. In the event any party shall commence an action to enforce or interpret any of the provisions of this Assignment, the prevailing party in such action shall be entitled to reimbursement from the other party of all costs and expenses, including reasonable attorneys’ fees, incurred in connection therewith.

5. This Assignment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

Exhibit A –

Terminal 2 Sublease Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption of Contracts as of the date first above written.

Assignor:	Assignee:

Tesoro Refining & Marketing Company LLC, a Delaware limited liability company	Tesoro Logistics Operations LLC, a Delaware limited liability company

By:	By:
Name:	Name:
Title:	Title:

Exhibit A –

Terminal 2 Sublease Rights Agreement

Schedule 1 to Assignment and Assumption of Contracts

No Contracts

Exhibit A –

Terminal 2 Sublease Rights Agreement

Exhibit D

Bill of Sale

FOR GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned, Tesoro Refining & Marketing Company LLC, a Delaware limited liability company (“TRMC”), does hereby transfer and assign to Tesoro Logistics Operations LLC, a Delaware limited liability company (“TLO”), all of its right, title and interest, if any, in and to the leasehold improvements located on the Premises (as that term is defined in that certain Sublease dated                      between TRMC, as sublessor, and TLO, as sublessee), including without limitation the items listed in Schedule 1 attached hereto, such transfer and assignment being on an “as is” basis, without any representations or warranties, express, implied or statutory, of any kind whatsoever.

Dated: , 201	Tesoro Refining & Marketing Company LLC,
a Delaware limited liability company

By:
Name:
Title:

Exhibit A –

Terminal 2 Sublease Rights Agreement

SCHEDULE 1 TO BILL OF SALE

List of Leasehold Improvements to be Transferred from Sublessor to Sublessee

All machinery and equipment, mobile or otherwise, systems and other tangible personal property owned and used by Sublessor primarily in connection with leasing or operation of the Premises, including (a) all production units, processing units and distillation systems, (b) all heating, lighting, and power systems, fire prevention and fire extinguishing systems, control systems, emergency warning and emergency preparedness systems and related assets, (c) all storage and other tanks, meters, pumps, engines, compressors, pipes, fittings, valves, connections, regulators, loading and unloading lines and racks, (d) all computers, servers, printers, computer hardware, wired or mobile telephones, on-site process control and automation systems, telecommunications assets, and other information-technology-related equipment that is used exclusively in connection with the Premises and that is owned by Sublessor or leased by Sublessor, (e) all tools, (f) all furniture and furnishings, (g) all vehicles and (h) all other tangible personal property, in each case presently owned by Sublessor, located in or on the Premises.

Exhibit A –

Terminal 2 Sublease Rights Agreement

EXHIBIT E

List of Cross Defaulted Agreements

1. Amended and Restated Long Beach Berth Access Use and Throughput Agreement dated December     , 2013, by and among Tesoro Refining & Marketing Company LLC, a Delaware limited liability company (“TRMC”), the Tesoro Logistics GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Tesoro Logistics LP, a Delaware limited partnership (the “Partnership”) and the Tesoro Logistics Operations LLC, a Delaware limited liability company (the “Operating Company”) (“BAUTA”).

2. Sublease Agreement dated December     , 2013, by and among Carson Cogeneration Company, a Delaware corporation, as sublessor, and the Operating Company, as sublessee, for the sublease of a portion of Berth 121 (the “Berth 121 Sublease”)

3. Sublease Agreement dated December     , 2013, by and among TRMC, as sublessor, and the Operating Company, as sublessee, for the sublease of Berths 84 and 86 (the “Long Beach Terminal Sublease”)

4. Lease Agreement to be executed by and among TRMC, as lessor, and the Operating Company, as lessee, for the lease of Terminal 2 and Terminal 3 (the “Terminal 2 & 3 Lease”)

Exhibit A –

Terminal 2 Sublease Rights Agreement

Exhibit F

Form of Master Landlord Consent

To Be Attached

Exhibit A –

Terminal 2 Sublease Rights Agreement